Exhibit 99.1

Date:	April 7, 2014, 4:00 p.m. E.S.T.
Contact:	Archie M Brown, Jr.
President & CEO
MainSource Financial Group, Inc.
812-663-6734

NEWS RELEASE

MainSource Financial Group to Expand the Cincinnati, Ohio Market with the Acquisition of MBT Bancorp

GREENSBURG, Ind.—(BUSINESS WIRE)—MainSource Financial Group, Inc. (NASDAQ:MSFG) (“MainSource” or the “Company”) announced today that it has entered into a definitive merger agreement to acquire all of the common stock of MBT Bancorp (“MBT”) in a cash and stock transaction valued at approximately $33.8 million.

MBT, headquartered in West Harrison, Indiana, is the holding company for The Merchants Bank and Trust Company (“Merchants”), which operates six branches spanning from Dearborn County Indiana to the greater Cincinnati communities of Harrison, Western Hills and Hyde Park.  As of December 31, 2013, Merchants had approximately $225.2 million in assets, $180.2 million in loans, $187.9 million in deposits and $23.9 million of total equity.  It is anticipated that simultaneous with the merger, The Merchant’s Bank and Trust Company, an Indiana chartered commercial bank and a wholly-owned subsidiary of MBT will merge with and into MainSource Bank, an Indiana chartered commercial bank and wholly-owned subsidiary of MainSource, with MainSource Bank as the surviving bank.

“We are thrilled to announce this partnership,” commented Archie M. Brown, Jr., President and Chief Executive Officer of MainSource.  “It strengthens our footprint in Dearborn County and enhances our growth strategy in Cincinnati, an area where we have already been investing, and presents an opportunity to prudently and accretively deploy our strong capital base.”

“Given the similarity in our cultures and community-based approach, MainSource was the ideal choice as MBT’s partner,” commented Donald Patterson, President and Chief Executive Officer of MBT.  “We believe that our employees, customers and community will benefit greatly from this partnership.”

Under the terms of the agreement, which was approved by the boards of both companies, shareholders of MBT may elect to receive either 2.055 shares of MainSource common stock (the “Exchange Ratio”) or $35.16 in cash for each share of MBT common stock owned, subject to proration provisions specified in the merger agreement that provide for a targeted aggregate split of total consideration of 60% common stock and 40% cash. Based upon the April 4, 2014 closing price of $16.40 per share of MainSource common stock, the transaction is valued at approximately $33.8 million.

MainSource expects the transaction to be accretive to 2015 diluted earnings per share by approximately $0.09.   It is projected to be approximately 4% dilutive to tangible book value per share at closing, inclusive of $4.0 million in pre-tax restructuring charges, with an earnback period of approximately four years.

2105 N SR 3 Bypass, PO Box 2000, Greensburg, IN 47240  |    Phone 812-663-6734    MainSourceBank.com

The merger is expected to be completed in the third quarter of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of MBT.

Keefe, Bruyette and Woods, Inc. is serving as financial advisor to MainSource.  MainSource’s legal advisor is Krieg DeVault LLP.

Boenning and Scattergood, Inc. is serving as financial advisor to MBT. Vorys, Sater, Seymour and Pease LLP is legal advisor to MBT.

About MainSource Financial Group

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $2.9 billion.  MainSource operates 74 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiary, MainSource Bank, headquartered in Greensburg, Indiana. Through its non-banking subsidiary, MainSource Title LLC, the Company provides various related financial services.

About MBT Bancorp

MBT Bancorp is the holding company of The Merchant’s Bank and Trust Company. The Bank was founded in June 1929, four months before Black Tuesday and the stock market crash of 1929.  From a single branch in West Harrison, Indiana, MBT has grown into one of Cincinnati’s leading community banks.  MBT now operates six branches spanning from the Ohio/Indiana border to the eastern Cincinnati suburb of Hyde Park.  MBT offers traditional personal and business banking products and services, including checking, savings, business, and health savings accounts, as well as debit and credit cards, online banking, remote deposit capture and certificates of deposit.

Important Information for Investors and Shareholders

In connection with the proposed merger, MainSource will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of MBT and a Prospectus of MainSource, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about MainSource, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from MainSource at www.mainsourcebank.com under the tab “Investor Relations”.

MainSource and MBT and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MBT in connection with the proposed merger. Information about the directors and executive officers of MainSource is set forth in the proxy statement for MainSource’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of MainSource’s and MBT’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with MainSource’s and MBT’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of MainSource and MBT to execute their respective business plans (including the proposed acquisition of MBT); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either MainSource’s or MBT’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in MainSource’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither MainSource nor MBT undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.